UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 16, 2015, the Board of Directors of Autoliv, Inc. (the “Company”) expanded the size of the board to nine members and elected Aicha Evans and David Kepler to the board for a term effective February 16, 2015 until the 2015 Annual Meeting of the Stockholders, at which time they will stand for election at the Annual Meeting.

Ms. Evans and Mr. Kepler will each enter into an indemnification agreement substantially in the form of the indemnification agreements previously entered into with each of the Company’s existing officers and directors, a form of which has been filed as Exhibit 99.1 on Form 10-K (File No. 001-12933, filing date February 23, 2009). In connection with their election, the Company has agreed to compensate Ms. Evans and Mr. Kepler consistently with its other independent directors.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On February 16, 2015, the Company also announced that its Board of Directors declared a quarterly dividend of 56 cents per share for the second quarter of 2015. The dividend will be payable on Thursday, June 4, 2015 to stockholders of record on the close of business on Wednesday, May 20, 2015. The ex-date will be Monday, May 18, 2015 for holders of the common stock listed on the New York Stock Exchange and Tuesday, May 19, 2015 for holders of Swedish Depository Receipts listed on the NASDAQ OMX, Stockholm.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated February 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President – Legal Affairs
General Counsel and Secretary

Date: February 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated February 16, 2015.